Exhibit 21.1
List of Subsidiaries

Company Name	Jurisdiction Organized
Ajax Tocco de Mexico, S.A. de C.V.	Mexico
Ajax Tocco International Limited	England
Ajax Tocco Magnethermic (Shanghai) Co., Ltd.	China
Ajax Tocco Magnethermic Corporation (5)	Ohio
Ajax Tocco Magnethermic Corporation Canada Limited	Canada
Ajax Tocco Magnethermic GmbH	Germany
Ajax Tocco Magnethermic Holdco S.r.l.	Italy
Ajax Tocco Magnethermic India Private Limited	India
Ajax Tocco Magnethermic Japan Co., Ltd.	Japan
Ajax Tocco Magnethermic Limited	Hong Kong
Ajax Tocco Transformadores do Brasil Ltda.	Brazil
Apollo Aerospace Components India Private Limited	India
Apollo Aerospace Components Limited	England
Apollo Aerospace Components LLC (9)	Ohio
Apollo Aerospace Components Sp.Z.o.o.	Poland
Apollo Group Limited	England
Autoform Tool & Manufacturing, LLC	Indiana
Ballybeg Finance Company of Dublin Limited	Ireland
Bates Rubber, Inc.	Ohio
Chambersburg Acquisition Corp.	Pennsylvania
Apollo Aerospace Components LLC	Ohio
Control Transformer, Inc.	Ohio
EP Cleveland Holdings, Inc.	Delaware
EP Cleveland, Inc.	Delaware
EP Realty Holdings, Inc.	Delaware
Elastomeros Tecnicos Moldeados, Inc.	Texas
Elastomeros Tecnicos Moldeados, S. de R. L. de C.V.	Mexico
Europower CR s.r.o.	Czech Republic
Feco, Inc.	Illinois
Fluid Routing Solutions, LLC	Delaware
Foundry Service GmbH	Germany
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
GH Able City Company Limited	China
GH Electrotermia, S.A.	Spain
GH Electrothermie, S.A.S.	France
GH Inducao do Brasil Ltda.	Brazil
GH Induction Atmospheres, LLC	New York
GH Induction Deutschland Gmbh	Germany
GH Induction Equipment Shanghai Co. Ltd.	China
GH Induction India Pvt. Ltd.	India
GH Mexicana, S.A. de C.V.	Mexico
Heads & Allthreads CZ s.r.o.	Czech Republic
Heads & Allthreads Limited	England
Heads & Allthreads Sp Z.o.o.	Poland

Company Name	Jurisdiction Organized
Heads & Allthreads Private Limited	India
IEGA Industrial Equipment Group Asian Holding Company Limited	Ireland
IEGE Industrial Equipment Group European Holding Company Limited	Ireland
ILS Supply Technologies SA de CV	Mexico
Induction Equipment (India) Private Limited	India
Induction Management Services, LLC (dissolved 12.21.17)	Michigan
Integrated Holding Company	Ohio
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions, Inc.	Ohio
Langstone Supplies Limited	England
M.P. Colinet S.P.R.L.U.	Belgium
NABS Supply Technologies S. De R.L. De C.V.	Mexico
ParkOhio Asian Holding Company Limited	Ireland
ParkOhio Automotive Components (Changshu) Co., Ltd.	China
ParkOhio European Holding Company Limited	Ireland
Park-Ohio Forged & Machined Products LLC (4)	Ohio
ParkOhio Industries (Qingdao) Co., Ltd.	China
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Industries Treasury Company, Inc.	New York
Park-Ohio Industries, Inc. (1)	Ohio
ParkOhio International Holding Company Limited	Ireland
ParkOhio International Leasing Company Limited	Ireland
ParkOhio International Treasury Company Limited	Ireland
ParkOhio Latin American Holding Company Limited	Ireland
Park-Ohio Products, Inc.	Ohio
Park-Ohio U.K. Ltd.	England
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
PKOH Corp.	Ohio
PKOH Supply Technologies Malaysia Sdn. Bhd.	Malaysia
P-O Realty LLC (dissolved 12.21.17)	Ohio
Precision Machining Connection LLC	Ohio
QEF Global Holdings Limited	Ireland
QEF (Global) Ireland Limited	Ireland
RB&W Corporation of Canada	Canada
RB&W Japan G.K.	Japan
RB&W Ltd.	Ohio
RB&W Manufacturing LLC (2)	Ohio
RB&W (Shanghai) Cold Forming Technologies Co., Ltd.	China
Saet S.p.A.	Italy
Saet India Private Limited	India
Saet Induction Equipment (Shanghai) Co. Ltd.	China
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
Supply Technologies (India) Private Limited	India
Supply Technologies (IRLG) Limited	Ireland
Supply Technologies (NABS Ireland) Limited	Ireland
Supply Technologies (STDR) S.R.L.	Dominican Republic
Supply Technologies (UKG) Limited (dissolved 7.18.17)	Scotland

Company Name	Jurisdiction Organized
Supply Technologies (UKGRP) Limited	England
Supply Technologies Company of Canada (8)	Canada
Supply Technologies Company of Puerto Rico, Inc.	Puerto Rico
Supply Technologies International Trading (Shanghai) Co., Ltd.	China
Supply Technologies Kft	Hungary
Supply Technologies Limited	Hong Kong
Supply Technologies LLC (7)	Ohio
Supply Technologies Poland Sp.z.o.o.	Poland
Supply Technologies Procurement Company, Inc.	Delaware
Supply Technologies Pte. Ltd.	Singapore
The Ajax Manufacturing Company (3)	Ohio
Tocco, Inc.	Alabama
Trostel Mexico S. de R.L. de C.V.	Mexico
TW Manufacturing Co. (6)	Ohio
Wind Energy, Inc.	Ohio
Wind Engery Technologies LLC	Delaware

(1)	Doing business as Park Drop Forge and Ohio Crankshaft

(2)	Doing business as Delo Screw Products

(3)	Doing business as Ajax Technologies and Forging Developments International

(4)	Doing business as Kropp Forge and Ajax-Ceco

(5)	Doing business as PMC-Colinet, PMC Industries, Pines Engineering, Pillar Induction and H&H Tooling

(6)	Doing business as Production Pattern Company

(7)	Doing business as Sabina Mfg.

(8)	Doing business as Direct Fasteners

(9)	Doing business as Aero-Missile Components